Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, OCTOBER 28, 2005 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED SEPTEMBER 30, 2005.  UNITHOLDERS OF RECORD ON NOVEMBER 15, 2005, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $5,349,250.59 OR $0.84909 PER UNIT PAYABLE NOVEMBER 30, 2005.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	66,400	—	58.63	—

NET PROFITS ROYALTIES	35,209	194,271	45.57	6.11

THE TRUST WILL BE LIQUIDATED ON OR BEFORE FEBRUARY 15, 2008.

Contact:
SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, N.A., TRUSTEE
MIKE ULRICH
700 LAVACA
AUSTIN, TX 78701
(512) 479-2562